Exhibit 23.4
CONSENT OF COGNYST ADVISORS
     The undersigned hereby consents to the inclusion in Elster Group SE’s Registration Statement on Form F-1, including any amendments thereto (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission, of its name, references to The Scott Report: AMR Deployments in North America (4th Quarter 2010) and the data from such report that appears in the Registration Statement.
March 11, 2011

Cognyst Advisors
By:	/s/ Howard A. Scott, Ph.D.
	Name:	Howard A. Scott, Ph.D.
	Title:	Managing Director